                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549

                                   FORM 8-K

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of report (Date of earliest event reported):
                               December 9, 1999

                        PAPA JOHN'S INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

         Delaware                             61-1203323
        (State or other jurisdiction of      (I.R.S. Employer identification
        incorporation or organization)       number)


                          2002 Papa John's Boulevard
                       Louisville, Kentucky  40299-2334
                   (Address of principal executive offices)

                                (502) 261-7272
             (Registrant's telephone number, including area code)

Item 5. Other Events

On December 9, 1999, Papa John's International, Inc. announced that they were revising estimates for 4Q 1999 comparable sales growth. Based on weaker than expected December sales, and a recent decision to close its company-owned restaurants early on Christmas Eve, the company now estimates that systemwide comparable sales will increase approximately 2% for the quarter. In addition, Papa John's announced that its Board of Directors has approved the repurchase from time to time through December 31, 2000, of up to $50 million of the company's common stock. This summary of the attached press release is qualified in its entirety by the complete text of such document, a copy of which is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits
(c)  Exhibits 99.1 Press Release dated December 9, 1999.
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        PAPA JOHN'S INTERNATIONAL, INC.
                        -------------------------------

                                  (Registrant)


Date:  December 10, 1999          /s/ E. Drucilla Milby
                                  ---------------------
                                  E. Drucilla Milby
                                  Senior Vice President,
                                  Chief Financial Officer
                                  and Treasurer


                                 Exhibit Index

Exhibit No.

99.1 Press Release dated December 9, 1999